UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2021

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

303-892-8715
(Registrant’s telephone, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A Common Stock	NBHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 5, 2021, National Bank Holdings Corporation (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with an institutional accredited investor, pursuant to which the Company issued and sold a 3.00% fixed-to-floating rate subordinated note due 2031 (the “Note”) in the principal amount of $40.0 million. The Company intends to use the net proceeds from the sale of the Note for general corporate purposes.

The Note will initially bear interest at 3.00% per annum, beginning November 5, 2021 to but excluding November 15, 2026 (or any earlier redemption date), payable semi-annually in arrears. From and including November 15, 2026 to but excluding November 15, 2031 (or any earlier redemption date) the interest rate shall reset quarterly to an interest rate per annum equal to the then current Three-Month Term SOFR (as defined in the Note) plus 203 basis points, payable quarterly in arrears.

The Note has a stated maturity of November 15, 2031. Prior to November 5, 2026, the Company may redeem the Note only under certain limited circumstances set forth in the Note.  Beginning on November 5, 2026 through maturity, the Note may be redeemed, at the Company’s option, on any scheduled interest payment date. Any redemption by the Company would be at a redemption price equal to 100% of the principal amount of the Note being redeemed, together with any accrued and unpaid interest on the Note being redeemed to but excluding the date of redemption. The Note is not subject to redemption at the option of the holder.

The Note is an unsecured, subordinated obligation of the Company, and is not an obligation of, and is not guaranteed by, any subsidiary of the Company. The Note is intended to qualify as Tier 2 capital of the Company for regulatory capital purposes.

The Note was offered and sold by the Company in a private placement transaction in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

The form of the Note and the Purchase Agreement are attached as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K (the “Report”) and are incorporated herein by reference. The foregoing descriptions of the Note and the Purchase Agreement are summaries and are qualified in their entirety by reference to the full text of such documents.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference in this Item 2.03.

Item 8.01 Other Events.

On November 5, 2021, the Company issued a press release regarding the offering of the Note. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
4.1	Form of 3.00% Fixed-to-Floating Rate Subordinated Note due 2031

10.1	Subordinated Note Purchase Agreement, dated November 5, 2021*
99.1	Press release, dated November 5, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation

By:	/s/ Angela N. Petrucci
Name: Angela N. Petrucci Title: Chief Administrative Officer & General Counsel
Date: November 5, 2021